UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2010

JoS. A. Bank Clothiers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Hanover Pike Hampstead, Maryland	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (410) 239-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 21, 2010, the Company issued a press release in which it announced that the Company’s Board of Directors declared a fifty percent (50%) stock dividend. Each stockholder of record as of July 30, 2010 will receive one additional share of common stock for every two shares then owned. As a result of the stock dividend, the Company’s outstanding shares of common stock will increase to approximately 27.5 million shares from approximately 18.4 million shares currently outstanding. The dividend shares and cash in lieu of fractional shares will be distributed on August 18, 2010. A copy of the Company’s press release announcing the stock dividend is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated June 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JoS. A. Bank Clothiers, Inc.
(Registrant)

		By:	/s/ CHARLES D. FRAZER
Name: Charles D. Frazer
Title: Senior Vice President-
General Counsel

Dated:	June 21, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 21, 2010

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